February 19, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:  China Huaren Organic Products, Inc. (f/k/a Ultradata Systems, Incorporated)

        File Ref. No 000-25380

We have read the statements of China Huaren Organic Products, Inc. (f/k/a Ultradata Systems, Incorporated) pertaining to our firm included under Item 4.01 of Form 8-K dated November 13, 2006 and agree with such statements as they pertain to our firm.

Regards,

/s/ Webb & Company, P.A.

Webb & Company, P.A.

Certified Public Accountants